As filed with the Securities and Exchange Commission on May 10, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_____________________________________

Clearside Biomedical, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	45-2437375
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

900 North Point Parkway, Suite 200

Alpharetta, Georgia 30005

_____________________________________

(Address of principal executive offices) (Zip code)

2016 Equity Incentive Plan

_____________________________________

(Full title of the plan)

George Lasezkay, Pharm.D., J.D.

President and Chief Executive Officer

Clearside Biomedical, Inc.

900 North Point Parkway, Suite 200

Alpharetta, Georgia 30005

(678) 270-3631

_____________________________________

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Mark Ballantyne Asheley Walker Cooley LLP One Freedom Square, Reston Town Center 11951 Freedom Drive Reston, VA 20190 (703) 456-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Clearside Biomedical, Inc., a Delaware corporation (the “Registrant”), pursuant to General Instruction E to Form S-8, to register 2,514,033 additional shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), to be issued pursuant to the Registrant’s 2016 Equity Incentive Plan (the “2016 EIP”). In accordance with such instruction, the Registrant hereby incorporates herein by reference the prior Registration Statements on Form S-8 filed by the Registrant with respect to the 2016 EIP on May 12, 2023 (File No. 333-271877), May 12, 2022 (File No. 333-264885), May 17, 2021 (File No. 333-256212), May 8, 2020 (File No. 333-238133), May 10, 2019 (File No. 333-231383), May 10, 2018 (File No. 333-224826), March 16, 2017 (File No. 333-216750) and June 14, 2016 (File No. 333-212014), together with all exhibits filed therewith or incorporated therein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS.

Exhibit Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation, as currently in effect.
4.2(2)	Certificate of Amendment to Amended and Restated Certificate of Incorporation, as currently in effect.
4.3(3)	Amended and Restated Bylaws, as currently in effect.
4.4(4)	Specimen stock certificate evidencing shares of Common Stock.
4.5(5)	2016 Equity Incentive Plan.
4.6(6)	Form of Stock Option Grant Notice and Stock Option Agreement under 2016 Equity Incentive Plan.
4.7(7)	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under 2016 Equity Incentive Plan.
5.1	Opinion of Cooley LLP.
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.2	Consent of Cooley LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page of this Form S-8).
107	Filing Fee Table.

(1) Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37783), filed with the Commission on June 7, 2016, and incorporated by reference herein.

(2) Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37783), filed with the Commission on June 23, 2022, and incorporated by reference herein.

(3) Previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-37783), filed with the Commission on June 7, 2016, and incorporated by reference herein.

(4) Previously filed as Exhibit 4.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-208916), filed with the Commission on March 18, 2016, and incorporated by reference herein.

(5) Previously filed as Exhibit 4.7 to the Registrant’s Registration Statement on Form S-8 (File No. 333-212014), filed with the Commission on June 14, 2016, and incorporated by reference herein.

(6) Previously filed as Exhibit 10.7 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-208916), filed with the Commission on March 18, 2016, and incorporated by reference herein.

(7) Previously filed as Exhibit 10.8 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-208916), filed with the Commission on March 18, 2016, and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia, on this 10th day of May, 2024.

Clearside Biomedical, Inc.
By:	/s/ George Lasezkay
George Lasezkay, Pharm.D., J.D.
President and Chief Executive Officer

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints George Lasezkay and Charles A. Deignan, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George Lasezkay George Lasezkay, Pharm.D., J.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	May 10, 2024

/s/ Charles A. Deignan Charles A. Deignan	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 10, 2024

/s/Christy L. Shaffer Christy L. Shaffer, Ph.D.	Director	May 10, 2024

/s/Clay B. Thorp Clay B. Thorp	Director	May 10, 2024

/s/William D. Humphries William D. Humphries	Director	May 10, 2024
/s/Jeffrey L. Edwards Jeffrey L. Edwards	Director	May 10, 2024

/s/Richard Croarkin Richard Croarkin	Director	May 10, 2024

/s/Nancy J. Hutson Nancy J. Hutson., Ph.D.	Director	May 10, 2024

/s/Benjamin Yerxa Benjamin Yerxa	Director	May 10, 2024

/s/Anthony Gibney Anthony Gibney	Director	May 10, 2024